Exhibit  (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 28, 2008, relating to the financial statements and financial highlights which appear in the September 30, 2008 Annual Reports to Shareholders of Dreyfus/Newton International Equity Fund, Dreyfus/The Boston Company Large Cap Core Fund, Dreyfus/The Boston Company Small/Mid Cap Growth Fund, Dreyfus/The Boston Company Emerging Markets Core Equity Fund and Dreyfus/Standish Intermediate Tax Exempt Bond Fund, each a portfolio of Dreyfus Investment Funds, formerly, Mellon Institutional Funds Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

March 26, 2009

March 26, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

Previously, PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, served as the independent registered public accounting firm for Dreyfus Investment Funds (the “Company”). We have read the following statements made by the Company (consisting of Dreyfus/Newton International Equity Fund, Dreyfus/The Boston Company Large Cap Core Fund, Dreyfus/The Boston Company Small/Mid Cap Growth Fund, Dreyfus/The Boston Company Emerging Markets Core Equity Fund and Dreyfus/Standish Intermediate Tax Exempt Bond Fund), which we understand will be filed with the Commission as part of the filing on Form N-1A:

“PwC’s reports on the Funds’ financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, or a qualified opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the past two fiscal years and through the date of the auditor change, the Company had no disagreements with PwCwhich, if not resolved to their satisfaction, would have caused them to make reference to in their reports on the financial statements for such years.”

We agree with these statements.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Dreyfus Investment Funds:

We consent to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information

/s/ KPMG LLP

New York, New York

March 26, 2009